SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 1


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 31, 1998
                                                          -------------


                        GENTLE DENTAL SERVICE CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Washington                        000-23673            91-1577891
-------------------------------        -----------          -------------------
(State or other jurisdiction of        (Commission           (IRS Employer
incorporation or organization)          File No.)           Identification No.)


222 North Sepulveda Boulevard, Suite 740, El Segundo, California       90245
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


                                 (310) 765-2400
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                    No Change
--------------------------------------------------------------------------------
(Former name, former address and former fiscal year, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

     On July 31, 1998, Gentle Dental Service Corporation (the "Company") completed the acquisition of all of the stock of Dedicated Dental Systems, Inc. ("Dedicated Dental"), a Bakersfield, California company which owns and operates 11 staff model dental offices pursuant to a license issued by the California Department of Corporations under the California Knox- Keene Health Care Service Plan Act of 1975. The stock was purchased from Arthur G. Kaiser, D.D.S., and Robert J. Newman. The Company also completed the acquisition of the nonprofessional assets of related dental practices operating at four locations in southern California. Specifically, the Company acquired pursuant to the terms of an asset purchase agreement the non-professional assets of California Dental Practice Management Company and Mark Thomas, D.D.S., relating to two dental practices operating in Bakersfield and Wasco, California, respectively. Pursuant to the terms of a second asset purchase agreement, the Company acquired the non-professional assets of California Dental Practice Management Company and Clarence Au, D.D.S., relating to another dental practice operating in Bakersfield. Lastly, pursuant to the terms of a third asset purchase agreement, the Company acquired from Arthur G. Kaiser, D.D.S., the non-professional assets of a dental practice operating in Indio, California.

     The aggregate purchase price paid at closing on July 31, 1998 consisted of $16,431,000 in cash and 705,101 shares of Company Common Stock valued at $5,769,000. In addition, the Company has agreed to make cash earnout payments in connection with the acquisition of the stock of Dedicated Dental if certain EBITDA targets are exceeded for Dedicated Dental and the related dental practices in the first two years following the closing, with an additional cash earnout payment potentially payable for the third year following the closing, unless the sum of the earnout payments already paid exceeds $2.7 million. The Company has also agreed to make cash earnout payments as set forth in two of the asset purchase agreements based on the EBITDA of the applicable related dental practices for the first two years following the closing. Of the total amount of cash paid at closing, $7,291,000 was obtained from the Company's existing cash balances, and $9,140,000 was borrowed under the Company's existing credit facility with Imperial Bank.

     Pursuant to the agreement with Dedicated Dental, Arthur G. Kaiser became a director of the Company effective as of the completion of the acquisition.

Item 7.  Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

          Audited Balance Sheets of Dedicated Dental as of December 31, 1996 and 1997, and related audited Statements of Income and Retained Earnings and Cash Flows of Dedicated Dental for the years ended December 31, 1996 and 1997. Included as pages F-1 to F-12 of this Form 8-K/A Amendment No. 1.

          Unaudited Balance Sheets of Dedicated Dental as of June 30, 1998, and related unaudited Statements of Income and Retained Earnings and Cash Flows of Dedicated Dental for the six-month periods ended June 30, 1997 and 1998. Included as pages F-13 to F-17 of this Form 8-K/A Amendment No. 1.

          Audited Combined Balance Sheets of California Dental Practice Management Company and Related Dental Offices as of December 31, 1996 and 1997, and related audited Combined Statements of Operations, Changes in Capital and Cash Flows of California Dental Practice Management Company and Related Dental Offices for the years ended December 31, 1996 and 1997. Included as pages F-18 to F-29 of this Form 8-K/A Amendment No. 1.

          Unaudited Combined Balance Sheets of California Dental Practice Management Company and Related Dental Offices as of June 30, 1998, and related unaudited Combined Statements of Operations and Cash Flows of California Dental Practice Management Company and Related Dental Offices for the six-month periods ended June 30, 1997 and 1998. Included as pages F-30 to F-34 of this Form 8- K/A Amendment No. 1.

     (b) Pro forma financial information. Pro forma Balance Sheet as of June 30, 1998 and pro forma Statements of Operations for the year ended December 31, 1997 and the six-month period ended June 30, 1998. Included as pages F-35 to F-39 of this Form 8-K/A Amendment No. 1.

     (c)  Exhibits.

          2.1 Merger Agreement, dated as of September 21, 1997, between the Company, Gentle Dental Merger Corporation, a wholly-owned subsidiary of the Company, Dedicated Dental Systems, Inc., a California corporation, Arthur G. Kaiser, D.D.S., and Robert J. Newman, incorporated by reference to the Company's Report on Form 10-QSB, Accession No. 97-000656.

          2.2 Asset Purchase Agreement, dated as of September 21, 1997, between the Company, California Dental Practice Management Company, a California general partnership, Arthur G. Kaiser, D.D.S., Robert
               J. Newman and Mark Thomas, D.D.S., incorporated by reference to the Company's Report on Form 10-QSB, Accession No. 97-000656.

          2.3 Asset Purchase Agreement, dated as of September 21, 1997, between the Company, California Dental Practice Management Company, a California general partnership, Arthur G. Kaiser, D.D.S., Robert
               J. Newman and Clarence Au, D.D.S., incorporated by reference to the Company's Report on Form 10-QSB, Accession No. 97-000656.

          2.4 Asset Purchase Agreement, dated as of September 21, 1997, between the Company and Arthur G. Kaiser, D.D.S., incorporated by reference to the Company's Report on Form 10-QSB, Accession No. 97-000656.

          2.5 Amendment dated February 28, 1998, to that certain Merger Agreement, dated September 21, 1997, between and among the Company, Gentle Dental Merger Corporation, a California corporation, Dedicated Dental Systems, Inc., a California corporation, Arthur G. Kaiser and Robert J. Newman, incorporated by reference to Company's Report on Form 10- KSB, Accession No. 98-000274.

          2.6 Amendment dated February 28, 1998, to that certain Asset Purchase Agreement, dated September 21, 1997, between and among the Company, California Dental Practice Management Company, a California general partnership, Arthur G. Kaiser, D.D.S., Robert
               J. Newman and Mark Thomas, D.D.S., incorporated by reference to the Company's Report on Form 10-KSB, Accession No. 98-000274.

          2.7 Amendment dated February 28, 1998, to that certain Asset Purchase Agreement, dated September 21, 1997, between the Company, California Dental Practice Management Company, a California general partnership, Arthur G. Kaiser, D.D.S., Robert J. Newman and Clarence Au, D.D.S., incorporated by reference to the Company's report on Form 10-KSB, Accession No. 98-000274.

          2.8 Amendment dated February 28, 1998, to that certain Asset Purchase Agreement, dated September 21, 1997, by and between the Company and Arthur G. Kaiser, D.D.S., incorporated by reference to the Company's report on Form 10-KSB, Accession No. 98-000274.

          2.9 Second Amendment dated July 31, 1998, to that certain Merger Agreement, dated September 21, 1997, by and between the Company, Gentle Dental Merger Corporation, a California corporation, Dedicated Dental Systems, Inc., a California corporation, Arthur
               G. Kaiser, D.D.S., and Robert J. Newman. (Included with original Form 8-K filed by the Company on August 14, 1998.)

          23.1 Consent of PricewaterhouseCoopers LLP.

          23.2 Consent of Ernst & Young LLP.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: October 13, 1998

                                       GENTLE DENTAL SERVICE CORPORATION


                                       By NORMAN R. HUFFAKER
                                          --------------------------------------
                                          Norman R. Huffaker,
                                          Chief Financial Officer

                        Report of Independent Accountants




To the Shareholders and Board of Directors of Dedicated Dental Systems, Inc.


In our opinion, the accompanying balance sheet and the related statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Dedicated Dental Systems, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. The financial statements of Dedicated Dental Systems, Inc. for the year ended December 31, 1996 were audited by other independent accountants whose report dated April 25, 1997 expressed an unqualified opinion on those statements.

As disclosed in Note 6 to the financial statements, the Company has certain related party transactions.

As disclosed in Note 5 to the financial statements, the Company's shareholders entered into a definitive stock purchase agreement during September 1997 to sell all of the Company's outstanding shares of common stock to Gentle Dental Service Corporation, a publicly-traded Washington corporation. The agreement was amended as of February 28, 1998. Such stock purchase agreement has not been consummated to date.





PRICE WATERHOUSE LLP

Portland, Oregon
February 6, 1998, except for Note 5
which is as of February 28, 1998

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors
Dedicated Dental Systems, Inc.

     We have audited the accompanying balance sheet of Dedicated Dental Systems, Inc. as of December 31, 1996, and the related statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dedicated Dental Systems, Inc. at December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                  ERNST & YOUNG LLP

Los Angeles, California
April 25, 1997

Dedicated Dental Systems, Inc.
Balance Sheet
December 31, 1996 and 1997
-------------------------------------------------------------------------------------------------------------------------

                                                                                                     1996            1997
                                     Assets
Current assets:
    Cash and cash equivalents                                                                 $   371,974     $   734,663
    Receivables, net                                                                              644,357         938,752
    Prepaid expenses and other current assets                                                      80,062          71,437
                                                                                              -----------     -----------

Total current assets                                                                            1,096,393       1,744,852

Equipment and leasehold improvements, net (Note 3)                                                836,299       1,048,917
Intangibles and other assets                                                                       43,504          98,839
Certificate of deposit - restricted (Note 1)                                                       50,000          50,000
                                                                                              -----------     -----------

Total assets                                                                                  $ 2,026,196     $ 2,942,608
                                                                                              ===========     ===========

                      Liabilities and shareholders' equity
Current liabilities:
    Accounts payable                                                                          $   129,649     $   170,465
    Accrued expenses                                                                              230,427         252,919
    Unearned premium revenue (Note 1)                                                             247,469         200,587
    Current maturities of long-term debt                                                          187,403         305,148
                                                                                              -----------     -----------

Total current liabilities                                                                         794,948         929,119
                                                                                              -----------     -----------

Long-term debt, less current maturities (Note 4)                                                  149,564         586,082
                                                                                              -----------     -----------

Commitments and contingencies (Note 5)

Shareholders' equity:
    Common stock, no par value:
      500,000 shares authorized: 100,100 issued and outstanding                                   104,903         104,903
    Retained earnings                                                                           1,661,333       1,322,504
                                                                                              -----------     -----------

                                                                                                1,766,236       1,427,407

    Receivable from related party (Note 6)                                                       (684,552)              -
                                                                                              -----------     -----------

Total shareholders' equity                                                                      1,081,684       1,427,407
                                                                                              -----------     -----------

Total liabilities and shareholders' equity                                                    $ 2,026,196     $ 2,942,608
                                                                                              ===========     ===========


         The accompanying notes are an integral part of this statement.

Dedicated Dental Systems, Inc.
Statement of Income and Retained Earnings
Years Ended December 31, 1996 and 1997
-------------------------------------------------------------------------------------------------------------------------

                                                                                                     1996            1997
Revenue:
    Fee for service                                                                           $ 6,703,555     $ 9,982,056
    Premiums                                                                                    2,101,208       3,047,370
    Other                                                                                          58,642         137,391
                                                                                              -----------     -----------

Total operating revenue                                                                         8,863,405      13,166,817
                                                                                              -----------     -----------

Expenses:
    Practice clinical salaries and benefits                                                     2,974,562       4,760,541
    Practice non-clinical salaries and benefits                                                   678,379         750,600
    Dental supplies and lab expense                                                               879,097       1,329,292
    Practice occupancy expense                                                                    319,701         518,170
    Practice - selling, general and administrative expenses                                     1,055,269       1,312,050
    Corporate - selling, general and administrative expenses                                    1,469,323       2,168,740
    Depreciation and amortization                                                                 122,814         239,883
                                                                                              -----------     -----------

Total operating expenses                                                                        7,499,145      11,079,276
                                                                                              -----------     -----------

Operating income                                                                                1,364,260       2,087,541

Interest income                                                                                    14,266          30,199
Interest expense                                                                                   (7,800)        (69,815)
                                                                                              -----------     -----------

Income before provision for state franchise taxes                                               1,370,726       2,047,925

Provision for state franchise taxes                                                                20,560          30,719
                                                                                              -----------     -----------

Net income                                                                                      1,350,166       2,017,206

Retained earnings at beginning of period                                                          715,282       1,661,333
Distributions to shareholders                                                                    (404,115)     (2,356,035)
                                                                                              -----------     -----------

Retained earnings at end of period                                                            $ 1,661,333     $ 1,322,504
                                                                                              ===========     ===========


         The accompanying notes are an integral part of this statement.

Dedicated Dental Systems, Inc.
Statement of Cash Flows
Years Ended December 31, 1996 and 1997
-------------------------------------------------------------------------------------------------------------------------

                                                                                                     1996            1997
Operating activities:
Net income                                                                                    $ 1,350,166     $ 2,017,206
Adjustments to reconcile net income to net cash provided
  by operating activities:
    Depreciation and amortization                                                                 122,814         239,883
    Changes in assets and liabilities, net of amounts purchased in acquisitions:
      Receivables                                                                                (191,693)       (294,395)
      Prepaid expenses and other assets                                                            (2,137)          3,805
      Accounts payable                                                                             72,885          40,816
      Accrued expenses and unearned premium revenue                                               127,324         (24,390)
                                                                                              -----------     -----------

Net cash provided by operating activities                                                       1,479,359       1,982,925
                                                                                              -----------     -----------

Investing activities:
Purchase of equipment and leasehold improvements, net of amounts
  purchased in acquisitions                                                                      (378,865)       (300,516)
Cash paid for acquisitions                                                                        (60,000)       (300,000)
                                                                                              -----------     -----------

Net cash used in investing activities                                                            (438,865)       (600,516)
                                                                                              -----------     -----------

Financing activities:
Proceeds from notes payable                                                                             -         879,500
Principal payments on notes payable                                                              (148,549)       (227,737)
(Increase) decrease in receivable from related party                                             (228,184)        228,184
Cash distributions to shareholders                                                               (313,000)     (1,899,667)
                                                                                              -----------     -----------

Net cash used in financing activities                                                            (689,733)     (1,019,720)
                                                                                              -----------     -----------

Net increase in cash and cash equivalents                                                         350,761         362,689
Cash and cash equivalents at beginning of period                                                   21,213         371,974
                                                                                              -----------     -----------

Cash and cash equivalents at end of period                                                    $   371,974     $   734,663
                                                                                              ===========     ===========


         The accompanying notes are an integral part of this statement.

Dedicated Dental Systems, Inc.
Notes to Financial Statements
December 31, 1996 and 1997
--------------------------------------------------------------------------------

1.   Organization and Summary of Significant Accounting Policies

     Organization
     Dedicated Dental Systems, Inc. (the "Company") was formed in 1985 as a California S-corporation licensed as a health maintenance organization ("HMO") under the Knox-Keene Health Care Service Plan Act (the "Knox-Keene Act"). The Company delivers managed dental care services through its dental practice offices to enrolled individuals, subscriber groups, individuals covered by the State of California Denti-Cal program, and individuals covered under fee for service plans. All of the Company's operations are in and around Bakersfield, California.

     Business and regulatory environment
     The Company is licensed by the Department of Corporations of the State of California (the "DOC"). The DOC requires the Company to maintain a minimum tangible net equity balance. At December 31, 1997, the minimum balance was calculated as approximately $865,778. In addition, the Commissioner of Corporations requires the Company to maintain a deposit of $50,000 pursuant to the Knox-Keene Act. The deposit is comprised of a certificate of deposit held by a trustee and is included in certificate of deposit - restricted in the accompanying balance sheet. Interest earned on the funds accrues to the Company and is not restricted as to use.

     Statement of cash flows
     The Company considers short-term investments which are highly-liquid, are readily converted into cash, and have original maturities of less than three months to be cash equivalents for purposes of cash flows. During 1996, the Company made non-cash capital contributions of land and a building of $91,115 to a related party. During 1997, the Company issued $456,368 in dividends which were used to offset the receivable from related party. For the years ended December 31, 1996 and 1997, the Company paid interest of $7,800 and $64,670, respectively, and paid state franchise taxes of $12,161 and $39,560, respectively.

     Concentrations of credit risk
     Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of premiums receivable. Concentrations of credit risk with respect to receivables are limited due to the large number of individuals and employer groups comprising the Company's customer base.

     Fair value of financial instruments
     The Company's balance sheet includes the following financial instruments: cash and cash equivalents, receivables, accounts payable, and long-term obligations. The Company considers the carrying amounts of current assets and liabilities in the financial statements to approximate the fair value for these financial instruments because of the relatively short period of time between origination of the instruments and their expected realization. The Company believes the carrying value of all the long-term obligations approximates the fair value of such obligations.

Dedicated Dental Systems, Inc.
Notes to Financial Statements
December 31, 1996 and 1997
--------------------------------------------------------------------------------

1.   Organization and Summary of Significant Accounting Policies (Continued)

     Equipment and leasehold improvements
     Equipment and leasehold improvements are stated at cost; replacements and major improvements are capitalized, while repairs and maintenance are charged to expense as incurred. Upon sale or retirement of equipment and leasehold improvements, the cost and related accumulated depreciation and amortization are eliminated from the accounts. Any resulting gains and losses are included in the determination of net income. Equipment is depreciated using the straight-line method for financial reporting purposes over five years. Leasehold improvements are amortized using the straight-line method over the shorter of the useful life or the term of the lease.

     Other assets
     Other assets consist primarily of capitalized loan fees incurred upon issuing debt.

     Intangibles
     Intangibles represent the unamortized excess of the cost of acquiring dental practices over the fair values of such dental practices' net tangible assets at the dates of acquisition. Such intangibles are amortized on a straight-line basis over 30 years.

     Income taxes
     The Company operates under Subchapter S of the Internal Revenue Code, and consequently, is not subject to federal income taxes. The shareholders include the Company's income in their own income for federal income tax purposes. For California franchise tax purposes, the Company is subject to taxes at a rate of 1.5 percent of taxable income.

     Shareholders' equity
     In February 1996, the Company's Board of Directors approved an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of common stock from 1,000 to 500,000. In May 1996, the Company issued an additional 100,000 shares to its two shareholders.

     Accounting for impairment of long-lived assets and for long-lived assets to be disposed of The Company accounts for the impairment and disposition of long-lived assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." In accordance with SFAS No. 121, long-lived assets are reviewed for events or changes in circumstances which indicate that their carrying value may not be recoverable. The Company has determined that no long-lived assets are impaired at December 31, 1997.

     Revenue recognition and health care services
     Prepaid dental care premiums from enrolled groups and individuals are reported as revenue in the month in which enrollees are entitled to receive dental care. Premiums received prior to such period are recorded as unearned premium revenue. Fee for services and other revenues consist of professional fees and are reported at the estimated realizable amounts from patients, third-party payors and others for services rendered.

Dedicated Dental Systems, Inc.
Notes to Financial Statements
December 31, 1996 and 1997
--------------------------------------------------------------------------------

1.   Organization and Summary of Significant Accounting Policies (Continued)

     Medical malpractice liability insurance
     The Company maintains claims-made basis professional liability insurance coverage of $1,000,000 per incident and $1,000,000 in the aggregate on an annual basis. Claims-made coverage covers only those claims reported during the policy period. The Company expects to renew its existing policies and to be able to continue to obtain coverage in future years.

     Use of estimates in preparation of financial statements
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Principal areas requiring the use of estimates include determination of allowances for doubtful accounts receivable, dental claims and accruals, professional and general liabilities, and certain other reserves.

     Reclassifications
     Certain reclassifications have been made to the December 31, 1996 financial statements to conform with financial statement presentation for the year ended December 31, 1997. These reclassifications have no effect on previously reported results of operations or shareholders' equity.


2.   Acquisitions

     On November 1, 1996, the Company purchased a dental practice, including equipment and leasehold improvements, supplies and accounts receivable. The total purchase price was $60,000, including $25,000 which was allocated to intangibles. The acquisition was accounted for as a purchase transaction.

     On November 15, 1996, the Company purchased a dental practice in which related parties held "profit" ownership interests. The Purchase included equipment and leasehold improvements, supplies, and accounts receivable. The total purchase price was $325,000, including $10,000 which was allocated to intangibles. The acquisition was financed through the issuance of a note payable to seller. The acquisition was accounted for as a purchase transaction.

     On March 1, 1997, the Company purchased a dental practice in which related parties held "profit" ownership interests. The purchase included equipment and leasehold improvements, supplies and accounts receivable for $400,000, of which $50,000 was allocated to intangibles. The purchase price included payment of $200,000 at closing, $50,000 due on April 15, 1997, $50,000 due on June 1, 1997, and $100,000 due on January 1, 1998. Interest on the unpaid balance is payable at 6 percent per annum. The acquisition was accounted for as a purchase transaction.

Dedicated Dental Systems, Inc.
Notes to Financial Statements
December 31, 1996 and 1997
--------------------------------------------------------------------------------

2.   Acquisitions (Continued)

     The following unaudited pro forma information represents the results of the Company as if all of the acquisitions had occurred at the beginning of each period presented, after giving effect to amortization of intangibles acquired, increased interest expense for notes issued related to the acquisitions and increased state income taxes:

                                                  1996           1997
                                               (unaudited)    (unaudited)
                                              ------------   ------------

     Operating revenue                        $ 10,557,488   $ 13,243,984
                                              ============   ============

     Net income                               $  1,669,224   $  2,012,658
                                              ============   ============


3.   Equipment and Leasehold Improvements

     The following table summarizes the components of equipment and leasehold improvements at December 31, 1996 and 1997:

                                                      December 31,
                                                  1996            1997
                                              ------------   ------------

     Equipment                                $    947,145   $  1,282,220
     Leasehold improvements                        227,711        510,740
     Construction in progress                      170,235              -
                                              ------------   ------------

                                                 1,345,091      1,792,960

     Less accumulated depreciation and
       Amortization                               (508,792)      (744,043)
                                              ------------   ------------

                                              $    836,299   $  1,048,917
                                              ============   ============

Dedicated Dental Systems, Inc.
Notes to Financial Statements
December 31, 1996 and 1997
--------------------------------------------------------------------------------

4.   Long-Term Debt

     Long-term debt consists of the following:

                                                           December 31,
                                                       1996            1997
                                                   ------------   ------------

     Note payable to seller (see Note 2),
       principal and Interest payments of $5,000
       due monthly through July 1, 2000,
       principal and interest payments of $75,000
       due January 1, 1997 and April 1, 1997,
       Interest at 8.5%                            $    321,211   $    137,491

     Note payable to bank, principal and
       interest payments of $376 due monthly
       through December 1, 2000, interest at 5.9%        15,756         12,072

     Note payable to seller (see Note 2), due
       January 1, 1998, interest at 6%                        -        100,000

     Note payable to bank, principal and interest
       payments of $9,374 due monthly through
       January 15, 2002, interest at 9.25%                    -        326,667

     Note payable to bank, principal and interest
       payments of $8,505 due monthly through
       June 15, 2002, interest at 9.5%                        -        315,000
                                                   ------------   ------------

                                                        336,967        891,230

     Less current maturities                           (187,403)      (305,148)
                                                   ------------   ------------

                                                   $    149,564   $    586,082
                                                   ============   ============


     Maturities of long-term debt at December 31, 1997 are summarized as follows:

          1998                                         $  305,148
          1999                                            208,826
          2000                                            190,916
          2001                                            150,000
          2002                                             36,340
                                                       ----------

                                                       $  891,230
                                                       ==========

Dedicated Dental Systems, Inc.
Notes to Financial Statements
December 31, 1996 and 1997
--------------------------------------------------------------------------------

5.   Commitments and Contingencies

     The Company leases office space and equipment for its corporate and dental practice offices under various noncancelable operating leases. See Note 6 for related party leases. Future minimum lease payments due to unrelated parties are summarized as follows:

     1998                                              $  135,788
     1999                                                 105,648
     2000                                                  97,318
     2001                                                  60,456
     2002                                                  18,476
     Thereafter                                            46,000
                                                       ----------

                                                       $  463,686
                                                       ==========

     Rental expense totaled $112,400 and $156,759 for the years ended December 31, 1996 and 1997, respectively.

     In September 1997, the Company signed a definitive stock purchase agreement pursuant to which all of its outstanding shares of common stock will be acquired by Gentle Dental Service Corporation, a publicly-traded Washington Corporation. This sale is part of a larger transaction entered into by the Company's shareholders in which both the Company and California Dental Practice Management Company ("DPM") and certain related dental offices will be sold for consideration of approximately $22,200,000, paid partially in cash and partially in stock. Additional purchase price in cash may be paid if certain future operating performance targets are met. The acquisition will be accounted for as a purchase transaction and is pending DOC approval. The accompanying financial statements do not reflect any effects of this transaction.


6.   Related Party Transactions

     DPM, an entity owned by the shareholders of the Company, provides accounting, human resource and dental office operations services to the Company for $8,000 per month under a management agreement ("Management Agreement"). The agreement was amended effective September 1, 1996 and the monthly allocation was reduced to $5,600 per month. The amended agreement expires December 31, 2001.

     The Company paid certain operating expenses of DPM from 1994 through April 1997 aggregating $760,613. During 1997, DPM repaid the receivable through cash payments of $304,245 and dividends of $456,368. During 1996, the receivable from related party relating to this transaction was included in the balance sheet as a reduction of shareholders' equity.

     During 1997, the Company paid $351,000 in captitation payments to DPM related to dental care services provided to enrollees of its insured groups.

Dedicated Dental Systems, Inc.
Notes to Financial Statements
December 31, 1996 and 1997
--------------------------------------------------------------------------------

6.   Related Party Transactions (continued)

     The Company leases the following dental practice offices from DPM:

                    Clinic                         Location/California
          ------------------------------           -------------------

          Mountain View Family Dentistry           Arvin
          Rosedale Dental Practice                 Bakersfield
          California Dental Center                 Bakersfield
          San Dimas Orthodontic Center             Bakersfield
          Delano Family Dentistry                  Delano
          Lake Isabella Family Dentistry           Lake Isabella

     The leases require aggregate monthly payments of up to $20,500 and expire at various dates through February 2007. Rental expense, aggregating $174,500 and $236,840 for the years ended December 31, 1996 and 1997, respectively, is included in dental care expenses.

     Future minimum lease payments under lease agreements with DPM and the shareholders at December 31, 1997 are summarized as follows:

     1998                                               $ 246,000
     1999                                                 213,000
     2000                                                 210,000
     2001                                                 210,000
     2002                                                 210,000
     Thereafter                                           504,500
                                                       ----------

                                                       $1,593,500
                                                       ==========

Dedicated Dental Systems, Inc.
Balance Sheet - Unaudited
June 30, 1998
-------------------------------------------------------------------------------------------------------------------------

                                                                                              December 31,  June 30, 1998
                                                                                                     1997     (Unaudited)
                                     Assets
Current assets:
    Cash and cash equivalents                                                                 $   734,663     $   495,011
    Receivables, net                                                                              938,752         941,208
    Prepaid expenses and other current assets                                                      71,437          47,529
                                                                                              -----------     -----------

Total current assets                                                                            1,744,852       1,483,748

Equipment and leasehold improvements, net                                                       1,048,917         931,290
Intangibles and other assets                                                                       98,839          96,899
Certificate of deposit - restricted                                                                50,000          50,000
                                                                                              -----------     -----------

Total assets                                                                                  $ 2,942,608     $ 2,561,937
                                                                                              ===========     ===========

                      Liabilities and shareholders' equity
Current liabilities:
    Accounts payable                                                                          $   170,465     $   206,664
    Accrued expenses                                                                              252,919         318,771
    Unearned premium revenue                                                                      200,587         235,909
    Current maturities of long-term debt                                                          305,148         205,112
                                                                                              -----------     -----------

Total current liabilities                                                                         929,119         966,456
                                                                                              -----------     -----------

Long-term debt, less current maturities                                                           586,082         485,011
                                                                                              -----------     -----------

Commitments and contingencies

Shareholders' equity:
    Common stock, no par value:
      500,000 shares authorized: 100,100 issued and outstanding                                   104,903     $   104,903
    Retained earnings                                                                           1,322,504       1,005,567
                                                                                              -----------     -----------

Total shareholders' equity                                                                      1,427,407       1,110,470
                                                                                              -----------     -----------

Total liabilities and shareholders' equity                                                    $ 2,942,608     $ 2,561,937
                                                                                              ===========     ===========


         The accompanying notes are an integral part of this statement.

Dedicated Dental Systems, Inc.
Statement of Income and Retained Earnings - Unaudited
For the Six Months Ended June 30, 1997 and 1998
-------------------------------------------------------------------------------------------------------------------------

                                                                                            June 30, 1997   June 30, 1998
Revenue:
    Fee for service                                                                           $ 4,959,392     $ 5,933,991
    Premiums                                                                                    1,428,254       1,690,721
    Other                                                                                          32,411          24,501
                                                                                              -----------     -----------

Total operating revenue                                                                         6,420,057       7,649,213
                                                                                              -----------     -----------

Expenses:
    Practice clinical salaries and benefits                                                     2,608,814       3,029,087
    Practice non-clinical salaries and benefits                                                   488,487         575,039
    Dental supplies and lab expense                                                               667,731         711,261
    Practice occupancy expense                                                                    222,535         253,629
    Practice - selling, general and administrative expenses                                       599,899         604,711
    Corporate - selling, general and administrative expenses                                    1,010,401         997,579
    Depreciation and amortization                                                                 106,571         134,011
                                                                                              -----------     -----------

Total operating expenses                                                                        5,704,438       6,305,317
                                                                                              -----------     -----------

Operating income                                                                                  715,619       1,343,896

Interest income                                                                                    11,744          16,879
Interest expense                                                                                  (25,587)        (34,829)
                                                                                              -----------     -----------

Income before provision for state franchise taxes                                                 701,776       1,325,946

Provision for state franchise taxes                                                                 8,800          16,812
                                                                                              -----------     -----------

Net income                                                                                        692,976       1,309,134

Retained earnings at beginning of period                                                        1,661,333       1,322,504
Distributions to shareholders                                                                    (596,018)     (1,626,071)
                                                                                              -----------     -----------

Retained earnings at end of period                                                            $ 1,758,291     $ 1,005,567
                                                                                              ===========     ===========


         The accompanying notes are an integral part of this statement.

Dedicated Dental Systems, Inc.
Statement of Cash Flows - Unaudited
For the Six Months Ended June 30, 1997 and 1998
-------------------------------------------------------------------------------------------------------------------------

                                                                                            June 30, 1997   June 30, 1998
Operating activities:
Net income                                                                                    $   692,976     $ 1,309,134
Adjustments to reconcile net income to net cash provided
  by operating activities:
    Depreciation and amortization                                                                 106,571         134,011
    Changes in assets and liabilities, net of amounts purchased in acquisitions:
      Receivables                                                                                (216,799)         (2,456)
      Prepaid expenses and other assets                                                             8,853          23,908
      Accounts payable                                                                             97,752          36,199
      Accrued expenses and unearned premium revenue                                                16,075         101,174
                                                                                              -----------     -----------

Net cash provided by operating activities                                                         705,428       1,601,970
                                                                                              -----------     -----------

Investing activities:
Proceeds from sale of equipment                                                                      ----          92,145
Purchase of equipment and leasehold improvements, net of amounts
  purchased in acquisitions                                                                      (147,665)         (6,589)
Cash paid for acquisitions                                                                       (300,000)       (100,000)
                                                                                              -----------     -----------

Net cash used in investing activities                                                            (447,665)        (14,444)
                                                                                              -----------     -----------

Financing activities:
Proceeds from notes payable                                                                       750,006            ----
Principal payments on notes payable                                                               (99,399)       (201,107)
(Increase) decrease in receivable from related party                                              (21,837)           ----
Cash distributions to shareholders                                                               (596,018)     (1,626,071)
                                                                                              -----------     -----------

Net cash used in financing activities                                                              32,752      (1,827,178)
                                                                                              -----------     -----------

Net increase (decrease) in cash and cash equivalents                                              290,515        (239,652)
Cash and cash equivalents at beginning of period                                                  371,974         734,663
                                                                                              -----------     -----------

Cash and cash equivalents at end of period                                                    $   662,489     $   495,011
                                                                                              ===========     ===========


         The accompanying notes are an integral part of this statement.

Dedicated Dental Systems, Inc.
Notes to Financial Statements - Unaudited
June 30, 1997 and 1998
--------------------------------------------------------------------------------

1.   Organization and Summary of Significant Accounting Policies

     Organization
     Dedicated Dental Systems, Inc. (the "Company") was formed in 1985 as a California S-corporation licensed as a health maintenance organization ("HMO") under the Knox-Keene Health Care Service Plan Act (the "Knox-Keene Act"). The Company delivers managed dental care services through its dental practice offices to enrolled individuals, subscriber groups, individuals covered by the State of California Denti-Cal program, and individuals covered under fee for service plans. All of the Company's operations are in and around Bakersfield, California.

     Business and regulatory environment
     The Company is licensed by the Department of Corporations of the State of California (the "DOC"). The DOC requires the Company to maintain a minimum tangible net equity balance. At June 30, 1998, the minimum balance was calculated as approximately $884,000. In addition, the Commissioner of Corporations requires the Company to maintain a deposit of $50,000 pursuant to the Knox-Keene Act. The deposit is comprised of a certificate of deposit held by a trustee and is included in certificate of deposit - restricted in the accompanying balance sheet. Interest earned on the funds accrues to the Company and is not restricted as to use.

     Interim Reporting
     The accompanying unaudited interim financial statements of the Company have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in complete financial statements have been condensed or omitted pursuant to those rules and regulations. In the opinion of management, all adjustments, consisting only of normal, recurring adjustments considered necessary for a fair presentation, have been included. Although management believes that the disclosures made are adequate to insure that the information presented is not misleading, it is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company's financial statements for the years ended December 31, 1996 and 1997. The results for the six months ended June 30, 1997 and 1998 are not necessarily indicative of the results of operations for the entire year.

     Use of estimates in preparation of financial statements
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Principal areas requiring the use of estimates include determination of allowances for doubtful accounts receivable, dental claims and accruals, professional and general liabilities, and certain other reserves.


2.   Acquisitions

     On March 1, 1997, the Company purchased a dental practice in which related parties held "profit" ownership interests. The purchase included equipment and leasehold improvements, supplies and accounts receivable for $400,000, of which $50,000 was allocated to intangibles. The purchase price included payment of $200,000 at closing, $50,000 due on April 15, 1997, $50,000 due on June 1,

Dedicated Dental Systems, Inc.
Notes to Financial Statements - Unaudited
June 30, 1997 and 1998
--------------------------------------------------------------------------------

2.   Acquisitions  (Continued)

     1997, and $100,000 due on January 1, 1998. Interest on the unpaid balance is payable at 6 percent per annum. The acquisition was accounted for as a purchase transaction.


3.   Commitments and Contingencies

     The Company leases office space and equipment for its corporate and dental practice offices under various noncancelable operating leases.

     In September 1997, the Company signed a definitive stock purchase agreement pursuant to which all of its outstanding shares of common stock will be acquired by Gentle Dental Service Corporation, a publicly-traded Washington Corporation. This sale is part of a larger transaction entered into by the Company's shareholders in which both the Company and California Dental Practice Management Company ("DPM") and certain related dental offices will be sold for consideration of approximately $22,200,000, paid partially in cash and partially in stock. Additional purchase price in cash may be paid if certain future operating performance targets are met. The acquisition was accounted for as a purchase transaction and was completed on July 31, 1998. The accompanying financial statements do not reflect any effects of this transaction.

                        Report of Independent Accountants


To the Partners of
California Dental Practice Management Company and Related Dental Offices


In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of changes in capital and of cash flows present fairly, in all material respects, the financial position of California Dental Practice Management Company and Related Dental Offices ("the Company") at December 31, 1996 and 1997 and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the management of California Dental Practice Management Company and Related Dental Offices; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As disclosed in Note 4 to the financial statements, California Dental Practice Management Company and Related Dental Offices have certain related party transactions.

As disclosed in Note 5 to the financial statements, California Dental Practice Management Company and Related Dental Offices during September 1997 have signed definitive agreements to sell most of their operating assets, except land and buildings, to Gentle Dental Service Corporation, a publicly-traded Washington Corporation. The agreements were amended as of February 28, 1998. Such sales agreements have not been consummated to date.




PRICE WATERHOUSE LLP

Portland, Oregon
February 6, 1998, except for Note 5
which is as of February 28, 1998

California Dental Practice Management Company and
Related Dental Offices
Balance Sheet
December 31, 1996 and 1997
-------------------------------------------------------------------------------------------------------------------------

                                                                                                     1996            1997
                                     Assets
Current assets:
    Cash and cash equivalents                                                                 $    51,939     $    24,701
    Account receivable, net (Note 1)                                                              281,665         253,216
    Supplies                                                                                       20,990               -
    Prepaid expenses and other current assets (Note 1)                                             15,604           8,188
                                                                                              -----------     -----------

        Total current assets                                                                      370,198         286,105

Property and equipment, net (Note 2)                                                            2,058,867       1,905,916
Other assets (Note 1)                                                                               5,121           2,060
                                                                                              -----------     -----------

        Total assets                                                                          $ 2,434,186     $ 2,194,081
                                                                                              ===========     ===========

                        Liabilities and Partners' Capital
Current liabilities:
    Accounts payable                                                                          $   125,162     $    76,123
    Accrued liabilities                                                                            60,121          48,542
    Due to affiliates (Note 4)                                                                    658,365               -
    Unearned rental income (Note 4)                                                                16,358               -
    Current portion of long-term debt and capital lease
      obligations (Note 3)                                                                        142,421         389,082
                                                                                              -----------     -----------

        Total current liabilities                                                               1,002,427         513,747

Long-term debt, less current portion (Note 3)                                                     855,082         836,188
                                                                                              -----------     -----------

        Total liabilities                                                                       1,857,509       1,349,935

Commitments and contingent liabilities (Note 5)

Capital                                                                                           576,677         844,146
                                                                                              -----------     -----------

        Total liabilities and partners' capital                                               $ 2,434,186     $ 2,194,081
                                                                                              ===========     ===========


         The accompanying notes are an integral part of this statement.

California Dental Practice Management Company and
Related Dental Offices
Statement of Operations
Years Ended December 31, 1996 and 1997
-------------------------------------------------------------------------------------------------------------------------

                                                                                                     1996            1997
Dental practice revenue                                                                       $ 6,347,066     $ 4,793,675
Management services revenue from affiliates                                                       163,187         166,631
                                                                                              -----------     -----------

                                                                                                6,510,253       4,960,306
                                                                                              -----------     -----------

Practice clinical salaries and benefits                                                         2,395,454       1,775,369
Practice non-clinical salaries and benefits                                                       459,436         353,231
Dental supplies and lab expense                                                                   514,649         556,242
Practice occupancy expense                                                                        200,974         123,079
Practice-selling, general and administrative expenses                                             419,429         425,031
Corporate-selling, general and administrative expenses                                            899,016         699,383
Depreciation and amortization                                                                     132,632         137,377
                                                                                              -----------     -----------

Total operating expenses                                                                        5,021,590       4,069,712
                                                                                              -----------     -----------

Operating income                                                                                1,488,663         890,594
                                                                                              -----------     -----------

Nonoperating income (expense):
    Interest expense, net                                                                        (86,769)         (97,724)
    Other income, net                                                                             149,203         214,548
                                                                                              -----------     -----------

                                                                                                   62,434         116,824
                                                                                              -----------     -----------

Net income                                                                                    $ 1,551,097     $ 1,007,418
                                                                                              ===========     ===========


         The accompanying notes are an integral part of this statement.

California Dental Practice Management Company and
Related Dental Offices
Statement of Changes in Capital
Years Ended December 31, 1996 and 1997
--------------------------------------------------------------------------------

                                                                Partners'
                                                                 capital
                                                              ------------

Balance at December 31, 1995                                  $    813,259
    Net income                                                   1,551,097
    Distributions                                               (1,924,125)
    Contributions                                                  136,446
                                                              ------------

Balance at December 31, 1996                                       576,677
    Net income                                                   1,007,418
    Distributions                                               (1,196,317)
    Contributions                                                  456,368
                                                              ------------

Balance at December 31, 1997                                  $    844,146
                                                              ============


         The accompanying notes are an integral part of this statement.

California Dental Practice Management Company and
Related Dental Offices
Statement of Cash Flows
Years Ended December 31, 1996 and 1997
-------------------------------------------------------------------------------------------------------------------------

                                                                                                     1996            1997
Cash flows from operating activities:
    Net income                                                                                $ 1,551,097     $ 1,007,418
    Adjustments to reconcile change in net cash used in
      operating activities:
      Depreciation and amortization                                                               132,633         137,377
      Loss on disposition of equipment                                                             70,460               -
    Changes in certain assets and liabilities:
      Accounts receivable, net                                                                    101,203          28,449
      Supplies                                                                                    (20,990)         20,990
      Prepaid expenses and other current assets                                                   (11,608)          7,416
      Other assets                                                                                 11,715             300
      Accounts payable                                                                             27,728         (49,039)
      Accrued liabilities                                                                           5,477         (11,579)
      Unearned rental income                                                                       16,358         (16,358)
      Due to affiliates                                                                           218,446        (201,997)
                                                                                              -----------     -----------

          Net cash provided by operating activities                                             2,102,519         922,977
                                                                                              -----------     -----------

Cash flows from investing activities:
    Purchase of property and equipment                                                            (44,485)        (58,810)
                                                                                              -----------     -----------

          Net cash used in investing activities                                                   (44,485)        (58,810)
                                                                                              -----------     -----------

Cash flows from financing activities:
    Proceeds from notes payable                                                                         -         345,973
    Payments on notes payable                                                                    (160,661)       (118,206)
    Cash contributions by owners                                                                   45,331               -
    Distributions to owners                                                                    (1,924,125)     (1,119,172)
                                                                                              -----------     -----------

          Net cash used in financing activities                                                (2,039,455)       (891,405)
                                                                                              -----------     -----------

Increase (decrease) in cash and cash equivalents                                                   18,579         (27,238)

Cash and cash equivalents, beginning of year                                                       33,360          51,939
                                                                                              -----------     -----------

Cash and cash equivalents, end of year                                                        $    51,939     $    24,701
                                                                                              ===========     ===========


         The accompanying notes are an integral part of this statement.

California Dental Practice Management Company and
Related Dental Offices
Notes to Financial Statements
December 31, 1996 and 1997
--------------------------------------------------------------------------------

1.   Organization and Summary of Significant Accounting Policies

     California Dental Practice Management Company and Related Dental Offices (the "Company") collectively include certain accounts of California Dental Practice Management Company ("DPM") (a partnership which provides management services to affiliated dental practices), Indio Dental Clinic (a dental office wholly owned by the majority owner of DPM), and five dental offices (Ming & H, Crosstown, Wasco, Rosedale, and Valley) owned by various practicing dentists. As a combined entity, the Company provides dental services to patients, bills and collects patient receivables related to the foregoing six dental offices, and provides administrative support services to dental offices owned by an affiliated company, Dedicated Dental Systems, Inc. (DDS). All of the Company's operations are in and around Bakersfield, California.

     The Company and DDS, a corporation which owns and operates dental offices and provides managed healthcare insurance, are related through common ownership. The Company and its affiliates structure their business enterprises to comply with state regulatory mandates requiring dentistry practices to be owned and operated by state-licensed dentists.

     In November 1996, the Valley dental office was purchased by DDS. In February 1997, the Company opened a dental practice, Wasco, through a joint effort with the owner of the Crosstown dental office. In March 1997, the Rosedale dental office was purchased by DDS.

     Principles of combination
     The accompanying combined financial statements include the accounts of the purchased operations (see Note 5) of DPM and the dental offices noted above through the date of purchase by DDS. The entities have been combined for financial reporting purposes because DPM manages the dental practices and receives 51% of the net profits therefrom in exchange for its management services. In addition, DPM and each of the dental offices have entered into agreements to sell most of their assets to Gentle Dental Service Corporation (see Note 5). Intercompany transactions and balances including those related to the management services have been eliminated.

     Revenues
     Revenues consist primarily of dental services charged to patients, net of provisions for contractual adjustments and doubtful accounts. Management services revenue consists of support services charged to affiliated dental offices and laboratories. Such revenues are recognized when earned.

     Statement of cash flows
     Cash equivalents consist of highly liquid investments with maturities at the date of purchase of ninety days or less. During 1996, the Company received non-cash capital contributions of land and buildings of $110,842 and $91,115, respectively. During 1997, DPM distributed assets of $77,145 to its owners. In addition, $456,368 due to affiliates was retired through dividends. These transactions have been excluded from the accompanying statement of cash flows. For the years ended December 31, 1996 and 1997, the Company paid interest of $86,769 and $105,023, respectively.

California Dental Practice Management Company and
Related Dental Offices
Notes to Financial Statements
December 31, 1996 and 1997
--------------------------------------------------------------------------------

1.   Organization and Summary of Significant Accounting Policies (Continued)

     Accounts receivable and allowances for contractual adjustments
     Accounts receivable principally represent receivables from patients or dental group insurance carriers for dental services provided by the dental offices. The Company has recorded an allowance for contractual adjustments of $132,170 and $367,411 at December 31, 1996 and 1997, respectively. Contractual adjustments represent an estimate of the difference between the amount billed by the Company and the amount which the patient, third-party payor or other is contractually obligated to pay the Company.

     Supplies
     Supplies consist primarily of operatory dental supplies stored at the DPM office and at one of the dental offices. Supplies are stated at the lower of cost (first-in, first-out basis) or market. Supplies are expensed when they are delivered to the dental offices for consumption.

     Prepaid expenses and other current assets
     Prepaid expenses and other current assets consist primarily of prepaid insurance premiums and prepaid property taxes.

     Property and equipment
     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred and expenditures for additions and betterments are capitalized. Depreciation of property and equipment is calculated using the straight-line method over estimated useful lives which range from 5 to 25 years.

     Other assets
     Other assets primarily consist of capitalized loan fees incurred upon issuing debt related to the purchase of property.

     Affiliate payables
     Affiliate payables consist primarily of amounts owed for payments made by DDS since 1994 on behalf of the Company related to a consulting agreement. In 1996, the payable was partially offset by receivables from DDS related to services provided to DDS by DPM. During 1997, the balance was paid in full utilizing cash from operations and dividends distributed to DPM shareholders by DDS.

     Income taxes
     DPM is a partnership under provisions of the Internal Revenue Code. The Related Dental Offices are sole proprietorships, and as such, the income or losses of DPM and the Related Dental Offices are attributable to their owners in their individual tax returns.

     Accounting for impairment of long-lived assets
     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The statement provides that impairments of long-lived assets (including property and equipment and intangible assets) be measured and valued based on the estimated future cash flows of the Company.

California Dental Practice Management Company and
Related Dental Offices
Notes to Financial Statements
December 31, 1996 and 1997
--------------------------------------------------------------------------------

1.   Organization and Summary of Significant Accounting Policies (Continued)

     Accounting for impairment of long-lived assets (continued)
     The Company adopted the statement in 1996; however, the adoption did not have a significant impact on the Company's financial position or results of operations.

     Fair value of financial assets and liabilities
     The Company estimates the fair value of its monetary assets and liabilities based upon the existing interest rates related to such assets and liabilities compared to current market rates of interest for instruments with a similar nature and degree of risk. The Company estimates that the carrying value of all of its monetary assets and liabilities approximates fair value as of December 31, 1996 and 1997.

     Accounting estimates
     The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results may differ from these estimates.


2.   Property and Equipment

                                                           December 31,
                                                       1996            1997
                                                   ------------   ------------

     Land and buildings                            $  1,994,884   $  1,994,884
     Dental equipment, furniture and fixtures           525,662        452,018
     Computer equipment                                  87,845         87,845
     Vehicles                                            24,617              -
     Leasehold improvements                             238,578        214,404
                                                   ------------   ------------

                                                      2,871,586      2,749,151

Less accumulated depreciation and amortization         (812,719)      (843,235)
                                                   ------------   ------------

                                                   $  2,058,867   $  1,905,916
                                                   ============   ============

California Dental Practice Management Company and
Related Dental Offices
Notes to Financial Statements
December 31, 1996 and 1997
--------------------------------------------------------------------------------

3.   Long-Term Debt

     The Company has obtained notes from various banks to finance the purchase of property and equipment and to finance operations. In addition, the Company has issued notes payable to individuals related to the purchase of dental offices in prior years. Long-term debt balances are as follows:

                                                           December 31,
                                                       1996            1997
                                                   ------------   ------------

     Note payable to bank with interest-only
       payments until maturity at prime plus
       1.25% (9.75% at December 31, 1997),
       collateralized by real property,
       maturing July 2000                          $    174,000   $    138,000

     Note payable to bank due in monthly
       instalments of principal and interest
       at 11%, secured by a vehicle, maturing
       February 1998                                      6,154              -

     Note payable to bank due in equal monthly
       instalments of principal and interest
       at prime plus 2% (10.5% at
       December 31, 1997), maturing April 2000           38,744         27,077

     Note payable to bank due in monthly
       instalments of $2,894 for principal and
       interest at 8.65% through February 1998,
       secured by real property with the remainder
       due March 1998                                   234,637        219,629

     Mortgage payable to bank due in monthly
       instalments of principal and interest at
       8.35%, secured by real property, maturing
       June 2006 (see Note 4 - Building Partnership)    232,807        216,780

     Note payable to bank, due in monthly
       instalments of principal and interest at
       9.65%, secured by real property, maturing
       September 2002                                         -        190,110

     Various unsecured notes payable due in
       monthly instalments of principal and
       interest at interest rates ranging from
       8% to 9%, maturing between December
       1998 and March 2002                              311,161        433,674
                                                   ------------   ------------

                                                        997,503      1,225,270

     Less current portion                              (142,421)      (389,082)
                                                   ------------   ------------

                                                   $    855,082   $    836,188
                                                   ============   ============

California Dental Practice Management Company and
Related Dental Offices
Notes to Financial Statements
December 31, 1996 and 1997
--------------------------------------------------------------------------------

3.   Long-Term Debt (Continued)

     Scheduled maturities of long-term debt at December 31, 1997 are as follows:

          1998                                         $  389,082
          1999                                            161,401
          2000                                            170,324
          2001                                            110,024
          2002                                             88,800
          Thereafter                                      305,639
                                                       ----------

                                                       $1,225,270
                                                       ==========


4.   Transactions With Affiliates

     Management services
     DPM provides accounting, human resources, and dental office operations services to DDS under a management agreement. The amended management agreement expires December 31, 2001. The revenue related to these services is included in management services revenues. In addition, DPM purchases dental supplies in bulk and sells these supplies to its affiliated dental offices at cost.

     During 1996 and 1997, DPM leased the following dental practice offices to
     DDS:

                    Clinic                         Location/California
          ------------------------------           -------------------

         California Dental Center                  Bakersfield
         Rosedale Dental Practice                  Bakersfield
         San Dimas Orthodontic Center              Bakersfield
         Delano Family Dentistry                   Delano
         Lake Isabella Family Dentistry            Lake Isabella

     In addition, in 1996 the owners contributed a dental practice office located in Arvin, California to the Company, which the Company began leasing to DDS in 1997.

California Dental Practice Management Company and
Related Dental Offices
Notes to Financial Statements
December 31, 1996 and 1997
--------------------------------------------------------------------------------

4.   Transactions With Affiliates (Continued)

     Management services (continued)
     The leases call for aggregate monthly payments to DPM of up to $20,500 and expire at various dates through February 2007. Future minimum lease payments to be received from DDS under these operating leases at December 31, 1997 are summarized as follows:

          1998                                         $  246,000
          1999                                            213,000
          2000                                            210,000
          2001                                            210,000
          2002                                            210,000
          Thereafter                                      504,500
                                                       ----------

                                                       $1,593,500
                                                       ==========

     Rental income of $174,500 and $289,600 is included in other income for the years ended December 31, 1996 and 1997, respectively.

     Payables to affiliates
     DDS has paid certain operating expenses from 1994 through April 1997 aggregating $760,613 relating to a consulting agreement on behalf of DPM. During 1997, the Company began repaying this balance. Accordingly, payables to DDS of $684,552 and $0 as of December 31, 1996 and 1997, respectively, are included on the balance sheet as a component of the payable to affiliates. This balance is net of receivables from affiliates for management services and dental supplies.

     Building partnership
     The Company co-owns a building which houses San Dimas Orthodontic Clinic, an orthodontic practice owned by DDS. The building was financed through the issuance of a long-term loan from a bank to a partnership which includes the owners of California Dental Practice Management Company. According to the terms of the building partnership, the Company is responsible for 44.52% of the mortgage payment and common area charges relating to the building. The total mortgage balance was $522,927 and $486,927 at December 31, 1996 and 1997, respectively; accordingly, the Company's obligation for the mortgage aggregated $232,807 and $216,780 at December 31, 1996 and 1997, respectively (see Note 3).


5.   Commitments and Contingent Liabilities

     The Company leases certain of its dental practice offices from third parties. These leases range in terms from five to ten years. Rent expense, including month-to-month rentals, for the years ended December 31, 1996 and 1997 aggregated $154,304 and $123,079, respectively.

California Dental Practice Management Company and
Related Dental Offices
Notes to Financial Statements
December 31, 1996 and 1997
--------------------------------------------------------------------------------

5.   Commitments and Contingent Liabilities (Continued)

     Management expects to renew or replace leases that expire. Following is a summary of scheduled future minimum lease payments:

          1998                                         $  117,624
          1999                                            117,624
          2000                                            117,624
          2001                                             93,984
          2002                                             76,964
          Thereafter                                      127,296
                                                       ----------

                                                       $  651,116
                                                       ==========

     In September 1997, the Company signed definitive agreements to sell substantially all of its operating assets, except for its land and buildings with a net book value of $1,724,700, to Gentle Dental Service Corporation, a publicly traded Washington Corporation. This sale is part of a larger transaction entered into by the owners of the Company in which certain of the Company's assets and DDS will be sold for an aggregate consideration of approximately $22,200,000, paid partially in cash and partially in common stock of Gentle Dental Service Corporation. Additional purchase price in cash may be paid if certain future operating performance targets are met. The acquisition will be accounted for as a purchase transaction. The accompanying financial statements do not reflect the effects of this transaction, which has not been consummated to date.

California Dental Practice Management Company and
Related Dental Offices
Balance Sheet
June 30, 1998
-------------------------------------------------------------------------------------------------------------------------

                                                                                              December 31,  June 30, 1998
                                                                                                     1997     (Unaudited)
                                         Assets
Current assets:
    Cash and cash equivalents                                                                 $    24,701     $    58,217
    Account receivable, net                                                                       253,216         356,986
    Prepaid expenses and other current assets                                                       8,188          72,011
                                                                                              -----------     -----------

        Total current assets                                                                      286,105         487,214

Property and equipment, net                                                                     1,905,916       1,787,444
Other assets                                                                                        2,060          52,040
                                                                                              -----------     -----------

        Total assets                                                                          $ 2,194,081     $ 2,326,698
                                                                                              ===========     ===========

                           Liabilities and Partners' Capital
Current liabilities:
    Accounts payable                                                                          $    76,123     $    73,129
    Accrued liabilities                                                                            48,542          54,927
    Current portion of long-term debt and capital lease
      obligations                                                                                 389,082         165,207
                                                                                              -----------     -----------

        Total current liabilities                                                                 513,747         293,263

Long-term debt, less current portion                                                              836,188         709,244
                                                                                              -----------     -----------

        Total liabilities                                                                       1,349,935       1,002,507

Commitments and contingent liabilities

Capital                                                                                           844,146       1,324,191
                                                                                              -----------     -----------

        Total liabilities and partners' capital                                               $ 2,194,081     $ 2,326,698
                                                                                              ===========     ===========


         The accompanying notes are an integral part of this statement.

California Dental Practice Management Company and
Related Dental Offices
Statement of Operations - Unaudited
For the Six Months Ended June 30, 1997 and 1998
-------------------------------------------------------------------------------------------------------------------------

                                                                                            June 30, 1997   June 30, 1998
Dental practice revenue                                                                       $ 2,448,013     $ 2,280,303
Management services revenue from affiliates                                                       450,155         241,052
                                                                                              -----------     -----------

                                                                                                2,898,168       2,521,355
                                                                                              -----------     -----------

Practice clinical salaries and benefits                                                         1,001,403       1,049,422
Practice non-clinical salaries and benefits                                                       123,054         155,203
Dental supplies and lab expense                                                                   296,510         267,132
Practice occupancy expense                                                                         65,320          69,255
Practice-selling, general and administrative expenses                                             154,210         175,139
Corporate-selling, general and administrative expenses                                            655,911         317,404
Depreciation and amortization                                                                      51,506          52,711
                                                                                              -----------     -----------

Total operating expenses                                                                        2,347,914       2,086,266
                                                                                              -----------     -----------

Operating income                                                                                  550,254         435,089
                                                                                              -----------     -----------

Nonoperating income (expense):
    Interest expense, net                                                                         (50,829)        (50,406)
    Other income, net                                                                              75,411         132,045
                                                                                              -----------     -----------

                                                                                                   24,582          81,639
                                                                                              -----------     -----------

Net income                                                                                    $   574,836     $   516,728
                                                                                              ===========     ===========


         The accompanying notes are an integral part of this statement.

California Dental Practice Management Company and
Related Dental Offices
Statement of Cash Flows - Unaudited
For the Six Months Ended June 30, 1997 and 1998
-------------------------------------------------------------------------------------------------------------------------

                                                                                            June 30, 1997   June 30, 1998
Cash flows from operating activities:
    Net income                                                                                  $ 574,836       $ 516,728
    Adjustments to reconcile change in net cash used in
      operating activities:
      Depreciation and amortization                                                                51,506          52,711
      Loss on disposition of assets                                                                  ----          87,084
    Changes in certain assets and liabilities:
      Accounts receivable, net                                                                   (161,546)       (103,770)
      Supplies                                                                                     20,990            ----
      Prepaid expenses and other current assets                                                   (82,411)        (63,823)
      Other assets                                                                                (85,250)        (49,980)
      Accounts payable                                                                            (43,873)         (2,994)
      Accrued liabilities                                                                         (18,295)          6,385
      Unearned rental income                                                                       49,657            ----
      Due to affiliates                                                                            47,685            ----
                                                                                              -----------     -----------

          Net cash provided by operating activities                                               353,299         442,341
                                                                                              -----------     -----------

Cash flows from investing activities:
    Purchase of property and equipment                                                            (18,977)        (21,323)
                                                                                              -----------     -----------

          Net cash used in investing activities                                                   (18,977)        (21,323)
                                                                                              -----------     -----------

Cash flows from financing activities:
    Proceeds from notes payable                                                                   112,854            ----
    Payments on notes payable                                                                     (83,045)       (350,819)
    Distributions to owners                                                                      (364,136)        (36,683)
                                                                                              -----------     -----------

          Net cash used in financing activities                                                  (334,327)       (387,502)
                                                                                              -----------     -----------

Increase (decrease) in cash and cash equivalents                                                       (5)         33,516

Cash and cash equivalents, beginning of period                                                     51,939          24,701
                                                                                              -----------     -----------

Cash and cash equivalents, end of period                                                           51,934          58,217
                                                                                              ===========     ===========


         The accompanying notes are an integral part of this statement.

California Dental Practice Management Company and
Related Dental Offices
Notes to Financial Statements - Unaudited
June 30, 1997 and 1998
--------------------------------------------------------------------------------

1.   Organization and Summary of Significant Accounting Policies

     California Dental Practice Management Company and Related Dental Offices (the "Company") collectively include certain accounts of California Dental Practice Management Company ("DPM") (a partnership which provides management services to affiliated dental practices), Indio Dental Clinic (a dental office wholly owned by the majority owner of DPM), and four dental offices (Ming & H, Crosstown, Wasco, and Rosedale,) owned by various practicing dentists. As a combined entity, the Company provides dental services to patients, bills and collects patient receivables related to the foregoing five dental offices, and provides administrative support services to dental offices owned by an affiliated company, Dedicated Dental Systems, Inc. (DDS). All of the Company's operations are in and around Bakersfield, California.

     The Company and DDS, a corporation which owns and operates dental offices and provides managed healthcare insurance, are related through common ownership. The Company and its affiliates structure their business enterprises to comply with state regulatory mandates requiring dentistry practices to be owned and operated by state-licensed dentists.

     In February 1997, the Company opened a dental practice, Wasco, through a joint effort with the owner of the Crosstown dental office. In March 1997, the Rosedale dental office was purchased by DDS.

     Principles of combination
     The accompanying combined financial statements include the accounts of the purchased operations of DPM and the dental offices noted above through the date of purchase by DDS. The entities have been combined for financial reporting purposes because DPM manages the dental practices and receives 51% of the net profits therefrom in exchange for its management services. In addition, DPM and each of the dental offices have entered into agreements to sell most of their assets to Gentle Dental Service Corporation (see Note 2). Intercompany transactions and balances including those related to the management services have been eliminated.

     Revenues
     Revenues consist primarily of dental services charged to patients, net of provisions for contractual adjustments and doubtful accounts. Management services revenue consists of support services charged to affiliated dental offices and laboratories. Such revenues are recognized when earned.

     Interim Reporting
     The accompanying unaudited interim financial statements of the Company have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in complete financial statements have been condensed or omitted pursuant to those rules and regulations. In the opinion of management, all adjustments, consisting only of normal, recurring adjustments considered necessary for a fair presentation, have been included. Although management believes that the disclosures made are adequate to insure that the information presented is not misleading, it is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company's financial statements for the years ended December 31, 1996 and 1997. The results for the six months ended June 30, 1997 and 1998 are not necessarily indicative of the results of operations for the entire year.

California Dental Practice Management Company and
Related Dental Offices
Notes to Financial Statements - Unaudited
June 30, 1997 and 1998
--------------------------------------------------------------------------------

1.   Organization and Summary of Significant Accounting Policies (Continued)

     Accounting estimates
     The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results may differ from these estimates.


2.   Commitments and Contingent Liabilities

     The Company leases certain of its dental practice offices from third parties. These leases range in terms from five to ten years. Management expects to renew or replace leases that expire.

     In September 1997, the Company signed definitive agreements to sell substantially all of its operating assets, except for its land and buildings with a net book value of $1,724,700, to Gentle Dental Service Corporation, a publicly traded Washington Corporation. This sale is part of a larger transaction entered into by the owners of the Company in which certain of the Company's assets and DDS will be sold for an aggregate consideration of approximately $22,200,000, paid partially in cash and partially in common stock of Gentle Dental Service Corporation. Additional purchase price in cash may be paid if certain future operating performance targets are met. The acquisition was completed on July 31, 1998 and was accounted for as a purchase transaction. The accompanying financial statements do not reflect the effects of this transaction.

                        GENTLE DENTAL SERVICE CORPORATION
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  June 30, 1998
                                 (in thousands)
                                   (unaudited)

                                            (a)         (b)         (c)
                                                                               Pro Forma         Pro Forma
     Assets                               Company         DDS         DPM    Adjustments        Consolidated
     ------                              --------    --------    --------    -----------      --------------
  Cash and cash equivalents              $ 16,243    $    495    $     58      $    (341) (g)    $    16,455
  Accounts receivable                       8,146         941         357            (44) (h)          9,400
  Other current assets                      3,973          48          72           (334) (i)          3,759
                                         --------    --------    --------      ---------         -----------
       Total current assets                28,362       1,484         487           (719)             29,614

  Property and equipment                   14,213         931       1,787         (1,899) (j)         15,032
  Intangible assets                        47,198          97           -         21,021  (k)         68,316
  Other long-term assets                    1,063          50          52            (52) (l)          1,113
                                         --------    --------    --------      ---------         -----------

  Total assets                           $ 90,836    $  2,562    $  2,326      $  18,351         $   114,075
                                         ========    ========    ========      =========         ===========

     Liabilities and Shareholders' Equity

  Current liabilities                    $ 17,538       $ 966    $    293      $    (220) (m)    $    18,577
  Long term debt and capital leases,
     net of current portion                35,115         485         709         15,237  (n)         51,546
  Other long-term liabilities                 125           -           -              -                 125
  Redeemable common stock                   2,142           -           -              -               2,142
  Shareholders' equity                     35,916       1,111       1,324          3,334  (o)         41,685
                                         --------    --------    --------      ---------         -----------

  Total liabilities and shareholders'
    equity                               $ 90,836    $  2,562    $  2,326      $  18,351         $   114,075
                                         ========    ========    ========      =========         ===========

                        GENTLE DENTAL SERVICE CORPORATION
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the year ended December 31, 1997
                    (in thousands, except per share amounts)
                                   (unaudited)


                                                      (d)         (e)         (f)
                                                                                         Pro Forma         Pro Forma
                                                    Company         DDS         DPM    Adjustments        Consolidated
                                                   --------    --------    --------    -----------      --------------
  Dental practice net patient service
    revenue - consolidated                         $ 29,327    $  9,982    $  4,794      $       -         $    44,103
  Premiums                                                -       3,047           -              -               3,047
  Net management fees                                14,076           -         167           (167) (p)         14,076
  Other                                                   -         138           -              -                 138
                                                   --------    --------    --------      ---------         -----------
     Net revenues                                    43,403      13,167       4,961           (167)             61,364

  Costs and expenses
     Clinical salaries and benefits                  13,701       4,760       1,776           (112) (q)         20,125
     Practice nonclinical salaries and benefits       8,177         751         353              -               9,281
     Dental supplies and lab                          6,271       1,330         557              -               8,158
     Practice occupancy expenses                      3,527         518         123              -               4,168
     Practice selling, general and administrative
       expenses                                       4,912       1,312         425              -               6,649
     Corporate selling, general and administrative
       expenses                                       5,700       2,168         699           (483) (r)          8,084
     Corporate restructure and merger costs           1,809           -           -              -               1,809
     Depreciation and amortization                    1,847         240         137            604  (s)          2,828
                                                   --------    --------    --------      ---------         -----------

                Operating income (loss)              (2,541)      2,088         891           (176)                262

  Nonoperating income (expense):
     Interest expense, net                             (653)        (40)        (98)        (1,438) (t)         (2,229)
     Other income (expense)                             (74)          -         214           (214) (u)            (74)
                                                   --------    --------    --------      ---------         -----------

                                                       (727)        (40)        116         (1,652)             (2,303)
                                                   --------    --------    --------      ---------         -----------

                Profit (loss) before income taxes    (3,268)      2,048       1,007         (1,828)             (2,041)

  Income tax (benefit) expense                          (81)         31           -              -                 (50)
                                                   --------    --------    --------      ---------         -----------

                Net income (loss)                    (3,187)      2,017       1,007         (1,828)             (1,991)

  Dividends on redeemable convertible
    preferred stock - Series B                         (932)          -           -              -                (932)
  Accretion of redeemable common stock                  (34)          -           -              -                 (34)
                                                   --------    --------    --------      ---------         -----------

                Net income (loss) attributable
                  to common stock                  $ (4,153)  $   2,017    $  1,007      $  (1,828)        $    (2,957)
                                                   ========    ========    ========      =========         ===========

  Loss per share attributable to common stock -
     basic and diluted                             $  (0.91)                                               $     (0.56)
                                                   ========                                                ===========

  Weighted average number of shares                   4,559                                                      5,264
                                                   ========                                                ===========

                        GENTLE DENTAL SERVICE CORPORATION
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     For the six months ended June 30, 1998
                    (in thousands, except per share amounts)
                                   (unaudited)


                                                           (a)         (b)        (c)
                                                                                              Pro Forma           Pro Forma
                                                         Company         DDS         DPM    Adjustments        Consolidated
                                                        --------    --------    --------    -----------      --------------
   Dental practice net patient service revenue
      - consolidated                                    $ 38,503    $  5,934    $  2,280      $       -         $    46,717
   Premiums                                                    -       1,690           -              -               1,690
   Net management fees                                       935           -         241           (241) (p)            935
   Other                                                       -          25           -              -                  25
                                                        --------    --------    --------      ---------         -----------
      Net Revenues                                        39,438       7,649       2,521           (241)             49,367

   Costs and expenses
      Clinical salaries and benefits                      17,664       3,029       1,049              -              21,742
      Practice nonclinical salaries and benefits           5,885         575         155              -               6,615
      Dental supplies and lab                              4,549         711         267              -               5,527
      Practice occupancy expenses                          2,262         254          69              -               2,585
      Practice selling, general and administrative
        expenses                                           3,820         604         175              -               4,599
      Corporate selling, general and administrative
        expenses                                           2,785         998         317           (317) (r)          3,783
      Depreciation and amortization                        1,584         134          52            305  (s)          2,075
                                                        --------    --------    --------      ---------         -----------

                  Operating income                           889       1,344         437           (229)              2,441

   Nonoperating income (expense):
      Interest expense, net                               (1,043)        (18)        (50)          (719) (t)         (1,830)
      Other income (expense)                                  (7)          -         132             73  (u)            198
                                                        --------    --------    --------      ---------         -----------

                                                          (1,050)        (18)         82           (646)             (1,632)
                                                        --------    --------    --------      ---------         -----------

                  Profit (loss) before income taxes         (161)      1,326         519           (875)                809

   Income tax (benefit) expense                              (65)         17           -             48  (v)              -
                                                        --------    --------    --------      ---------         -----------

                  Net Income (loss)                          (96)      1,309         519           (923)                809

   Accretion of redeemable common stock                      (12)          -           -              -                 (12)
                                                        --------    --------    --------      ---------         -----------

                  Net income (loss) attributable to
                    common stock                        $   (108)   $  1,309    $    519      $    (923)        $       797
                                                        ========    ========    ========      =========         ===========

   Income (loss) per share attributable to common
     stock - basic and diluted                          $  (0.01)                                               $      0.09
                                                        ========                                                ===========

   Weighted average number of shares                       7,932                                                      8,637
                                                        ========                                                ===========

                        Gentle Dental Service Corporation
              Notes to Pro Forma Consolidated Financial Information
                       June 30, 1998 and December 31, 1997
                             (amounts in thousands)


The accompanying pro forma consolidated financial information presents the Pro Forma Consolidated Statement of Operations of Gentle Dental Service Corporation (the "Company") for the year ended December 31, 1997 and six months ended June 30, 1998, as if the acquisition of the stock of Dedicated Dental Systems, Inc. ("DDS") and assets of California Dental Practice Management Company and Related Dental Offices ("DPM") had occurred on January 1, 1997, and the Pro Forma Condensed Consolidated Balance Sheet of the Company as of June 30, 1998 as if the acquisition of DDS and DPM had occurred on that date.

The pro forma adjustments reflected in the Pro Forma Condensed Consolidated Balance Sheet and the Pro Forma Consolidated Statement of Operations are as follows:

(a) Consolidated financial position and consolidated statement of operations of the Company as of and for the six months ended June 30, 1998.

(b) Balance sheet and statement of income of DDS as of and for the six months ended June 30, 1998.

(c) Balance sheet and statement of operations of DPM as of and for the six months ended June 30, 1998.

(d) Consolidated statement of operations of the Company for the year ended December 31, 1997.

(e)  Statement of income of DDS for the year ended December 31, 1997.

(f)  Statement of operations of DPM for the year ended December 31, 1997.

(g) Reflects adjustment to DDS and DPM Cash and cash equivalents for amounts not acquired.

(h)  Reflects adjustment to DPM Accounts receivable for balances not acquired.

(i) Reflects reclassification of prepaid acquisition costs to intangible assets.

(j) Reflects adjustments to DPM Property and equipment for $1,252 of property not acquired and a $647 adjustment to record equipment acquired at fair market value.

(k) Reflects adjustment to record Intangible assets at excess of purchase price over the fair market value of DDS and DPM net assets acquired.

(l) Reflects elimination of DPM long-term related party receivables not acquired.

(m) Reflects adjustment of $370 to current portion of long-term debt and capital lease obligations for amounts not assumed and a $150 increase to accrued expenses for additional costs related to the acquisition.

(n) Reflects adjustment to Long term debt and capital lease, net of current portion for $1,194 of such debt of DDS and DPM not assumed and the assumed borrowing of $16,431 to finance the cash portion of the purchase price of DDS and DPM.

(o) Reflects elimination of DDS and DPM Shareholder's equity of $2,435 in accordance with purchase accounting treatment and the issuance of $5,769 of Company common stock as part of the purchase price.

(p) Reflects adjustment to eliminate DPM Net management fees, an intercompany item between DDS and DPM.

(q) Reflects elimination of profit sharing agreement with one dentist, which was terminated as a condition to the closing.

(r) Reflects elimination of intercompany management fees and the elimination of real estate expenses associated with assets not acquired:

                                  Six months               Year ended
                                 June 30, 1998          December 31, 1997
                                 -------------          -----------------

     Management fees                $ 241                     $ 167
     Real estate expenses              76                       316
                                    -----                     -----
                                    $ 317                     $ 483
                                    =====                     =====

(s) Reflects adjustment for Depreciation and amortization expense related to the fixed assets and intangibles recorded as a result of the purchase of DDS and DPM. The following table reconciles the two components to the total adjustment:

                                  Six months               Year ended
                                 June 30, 1998          December 31, 1997
                                 -------------          -----------------

     Depreciation Expense           $(150)                    $(330)
     Amortization Expense             455                       934
                                    -----                     -----
                                    $ 305                     $ 604
                                    =====                     =====

     Depreciation expense decrease stems from real estate not acquired by the Company and fair market values of equipment appraised at less than net book value.

     Amortization expense increase stems from intangible assets recorded as a result of the acquisition.

(t) Reflects adjustment for Interest expense, net as a result of assumed borrowing, as of January 1, 1997, to finance the purchase of DDS and DPM at an estimated interest rate of 8.75%.

(u) Reflects the elimination of DDS and DPM Other income (expense) related to assets not included in the purchase.

(v) Reflects adjustment of Income tax benefit (expense) to the estimated tax on the pro forma consolidated profit (loss) before income tax.

                                  EXHIBIT INDEX

Exhibit   Description

     2.1 Merger Agreement, dated as of September 21, 1997, between the Company, Gentle Dental Merger Corporation, a wholly-owned subsidiary of the Company, Dedicated Dental Systems, Inc., a California corporation, Arthur G. Kaiser, D.D.S., and Robert J. Newman, incorporated by reference to Company's Report on Form 10-QSB, Accession No. 97-000656.

          The following exhibits and schedules to the Merger Agreement have been omitted and will be provided to the Securities and Exchange Commission upon request:

          Exhibit A              New Dental Practice Leases
          Exhibit B              Opinion of DDS's Counsel
          Exhibit C              Opinion of GDSC's Counsel
          Exhibit D              Terms of Employment
          Schedule 0.1           Locations
          Schedule 5.06          Litigation
          Schedule 5.08-1        Collective Bargaining Agreements
          Schedule 5.08-2        Employee Benefits
          Schedule 5.08-3        Employment Manuals and Policies
          Schedule 5.08-4        Directors, Officers and Employees
          Schedule 5.09          Financial Statements
          Schedule 5.10          Receivables
          Schedule 5.11          Prepaid Expenses and Deferred Charges
          Schedule 5.12          Tangible Personal Property
          Schedule 5.13          Accounts Payable and Accrued Liabilities
          Schedule 5.14          Indebtedness
          Schedule 5.15          Undisclosed Liabilities
          Schedule 5.17          Leases and Real Property
          Schedule 5.18          Contracts
          Schedule 5.21          Insurance
          Schedule 5.28          Consents and Approvals
          Schedule 5.30          Bank Accounts
          Schedule 5.31          Pending Knox-Keene Approvals

     2.2 Asset Purchase Agreement, dated as of September 21, 1997, between the Company, California Dental Practice Management Company, a California general partnership, Arthur G. Kaiser, D.D.S., Robert J. Newman and Mark Thomas, D.D.S., incorporated by reference to the Company's Report on Form 10-QSB, Accession No. 97-000656.

          The following exhibits and schedules to the Asset Purchase Agreement have been omitted and will be provided to the Securities and Exchange Commission upon request:

          Exhibit A              Assumption Agreement
          Exhibit B              Assignment and Bill of Sale to GDSC
          Exhibit C-1            Assignment to Thomas Professional Corporation
          Exhibit C-2            Assignment to Professional Corporation
          Exhibit D              Support Services Agreement
          Exhibit E              Assignable Option Agreement
          Exhibit F              Employment Agreement
          Exhibit G              Addendum to Employment Agreement
          Exhibit H              Articles and Bylaws of Professional Corporation
          Schedule 1.02-2        Excluded Assets
          Schedule 1.10          Purchase Price Allocation
          Schedule 2.04          Consents
          Schedule 4.06          Litigation
          Schedule 4.08-2        Employee Benefits
          Schedule 4.08-3        Employment Manuals and Policies
          Schedule 4.08-4        Compensation
          Schedule 4.09          Financial Statements
          Schedule 4.10          Receivables
          Schedule 4.11          Prepaid Expenses and Other
          Schedule 4.12          Tangible Personal Property
          Schedule 4.13          Payables
          Schedule 4.14          Indebtedness
          Schedule 4.15          Other Liabilities
          Schedule 4.17          Leases
          Schedule 4.18          Contracts
          Schedule 4.21          Insurance
          Schedule 4.27          Consents and Approvals

     2.3 Asset Purchase Agreement, dated as of September 21, 1997, between the Company, California Dental Practice Management Company, a California general partnership, Arthur G. Kaiser, D.D.S., Robert J. Newman and Clarence Au, D.D.S., incorporated by reference to the Company's Report on Form 10-QSB, Accession No. 97-000656.

          The following exhibits and schedules to the Asset Purchase Agreement have been omitted and will be provided to the Securities and Exchange Commission upon request:

          Exhibit A              Assumption Agreement
          Exhibit B              Assignment and Bill of Sale to GDSC

          Exhibit C              Assignment to Professional Corporation
          Exhibit D              Support Services Agreement
          Exhibit E              Assignable Option Agreement
          Exhibit F              Employment Agreement
          Exhibit G              Addendum to Employment Agreement
          Exhibit H              Articles and Bylaws of Professional Corporation
          Schedule 1.02-2        Excluded Assets
          Schedule 1.10          Purchase Price Allocation
          Schedule 2.04          Consents
          Schedule 4.06          Litigation
          Schedule 4.08-2        Employee Benefits
          Schedule 4.08-3        Employment Manuals and Policies
          Schedule 4.08-4        Compensation
          Schedule 4.09          Financial Statements
          Schedule 4.10          Receivables
          Schedule 4.11          Prepaid Expenses and Other
          Schedule 4.12          Tangible Personal Property
          Schedule 4.13          Payables
          Schedule 4.14          Indebtedness
          Schedule 4.15          Other Liabilities
          Schedule 4.17          Leases
          Schedule 4.18          Contracts
          Schedule 4.21          Insurance
          Schedule 4.27          Consents and Approvals

     2.4 Asset Purchase Agreement, dated as of September 21, 1997, between the Company and Arthur G. Kaiser, D.D.S., incorporated by reference to the Company's Report on Form 10-QSB, Accession No. 97-000656.

          The following exhibits to the Asset Purchase Agreement have been omitted and will be provided to the Securities and Exchange Commission upon request:

          Exhibit A              Assumption Agreement
          Exhibit B              Assignment and Bill of Sale to GDSC
          Exhibit C              Assignment to Professional Corporation
          Exhibit D              Support Services Agreement
          Exhibit E              Assignable Option Agreement
          Exhibit F              Employment Agreement
          Exhibit G              Addendum to Employment Agreement
          Exhibit H              Articles and Bylaws of Professional Corporation
          Schedule 1.02-2        Excluded Assets
          Schedule 1.10          Purchase Price Allocation
          Schedule 2.04          Consents
          Schedule 4.06          Litigation

          Schedule 4.08-2        Employee Benefits
          Schedule 4.08-3        Employment Manuals and Policies
          Schedule 4.08-4        Compensation
          Schedule 4.09          Financial Statements
          Schedule 4.10          Receivables
          Schedule 4.11          Prepaid Expenses and Other
          Schedule 4.12          Tangible Personal Property
          Schedule 4.13          Payables
          Schedule 4.14          Indebtedness
          Schedule 4.15          Other Liabilities
          Schedule 4.17          Leases
          Schedule 4.18          Contracts
          Schedule 4.21          Insurance
          Schedule 4.27          Consents and Approvals

     2.5 Amendment dated February 28, 1998, to that certain Merger Agreement, dated September 21, 1997, between and among the Company, Gentle Dental Merger Corporation, a California corporation, Dedicated Dental Systems, Inc., a California corporation, Arthur G. Kaiser and Robert
          J. Newman, incorporated by reference to Company's Report on Form 10-KSB, Accession No. 98-000274.

          The following exhibit to the Amendment has been omitted and will be provided to the Securities and Exchange Commission upon request:

          Schedule 1.07          Allocation of Purchase Price

     2.6 Amendment dated February 28, 1998, to that certain Asset Purchase Agreement, dated September 21, 1997, between and among the Company, California Dental Practice Management Company, a California general partnership, Arthur G. Kaiser, D.D.S., Robert J. Newman and Mark Thomas, D.D.S., incorporated by reference to the Company's Report on Form 10-KSB, Accession No. 98-000274.

          The following exhibits to the Amendment have been omitted and will be provided to the Securities and Exchange Commission upon request:

          Exhibit D              Support Services Agreement
          Exhibit E              Assignable Option Agreement
          Exhibit F              Employment Agreement

     2.7 Amendment dated February 28, 1998, to that certain Asset Purchase Agreement, dated September 21, 1997, between the Company, California Dental Practice Management Company, a California general partnership, Arthur G. Kaiser, D.D.S., Robert J. Newman and Clarence Au, D.D.S., incorporated by reference to the Company's report on Form 10-KSB, Accession No. 98-000274.

          The following exhibits to the Amendment have been omitted and will be provided to the Securities and Exchange Commission upon request:

          Exhibit D              Support Services Agreement
          Exhibit E              Assignable Option Agreement
          Exhibit F              Employment Agreement

     2.8 Amendment dated February 28, 1998, to that certain Asset Purchase Agreement, dated September 21, 1997, by and between the Company and Arthur G. Kaiser, D.D.S., incorporated by reference to the Company's report on Form 10-KSB, Accession No. 98-000274.

          The following exhibits to the Amendment have been omitted and will be provided to the Securities and Exchange Commission upon request:

          Exhibit D              Support Services Agreement
          Exhibit E              Assignable Option Agreement
          Exhibit F              Employment Agreement
          Exhibit G              Addendum to Employment Agreement

     2.9 Second Amendment dated July 31, 1998, to that certain Merger Agreement, dated September 21, 1997, by and between the Company, Gentle Dental Merger Corporation, a California corporation, Dedicated Dental Systems, Inc., a California corporation, Arthur G. Kaiser, D.D.S., and Robert J. Newman. (Included with original Form 8-K filed by the Company on August 14, 1998.)

     23.1 Consent of PricewaterhouseCoopers LLP.

     23.2 Consent of Ernst & Young LLP.